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                                 EXHIBIT (15)(F)

                   Form of Revised Schedule A to the Servicing
                     Agreement with Branch Banking and Trust
                         Company and BISYS Fund Services


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                                                      Dated:  ________, 1996


                                   Schedule A
                                     to the
                       Servicing Agreement With Respect To
                Distribution Assistance and Shareholder Services
                between The Winsbury Company Limited Partnership
                      and Branch Banking and Trust Company

Name of the Fund                                              Compensation*
----------------                                              -------------

The BB&T U.S. Treasury Money Market               Annual rate of twenty-five one-hundredths of
Fund                                              one percent (.25%) of the average daily net
                                                  asset value of the BB&T U.S. Treasury
                                                  Money Market Fund's Class A Shares held of
                                                  record by the Participating Organization from
                                                  time to time on behalf of Customers.

The BB&T Short-Intermediate U.S.                  Annual rate of twenty-five one-hundredths of
Government Income Fund                            one percent (.25%) of the average daily net
                                                  asset value of the BB&T Short-Intermediate
                                                  U.S. Government Income Fund's Class A
                                                  Shares held of record by the Participating
                                                  Organization from time to time on behalf of
                                                  Customers.

The BB&T Intermediate U.S. Government             Annual rate of twenty-five one-hundredths of
Bond Fund                                         one percent (.25%) of the average daily net
                                                  asset value of the BB&T Intermediate U.S.
                                                  Government Bond Fund's Class A Shares held
                                                  of record by the Participating Organization
                                                  from time to time on behalf of Customers.

The BB&T Growth and Income Stock Fund             Annual rate of twenty-five one-hundredths of
                                                  one percent (.25%) of the average daily net
                                                  asset value of the BB&T Growth and Income
                                                  Stock Fund's Class A Shares held of record
                                                  by the Participating Organization from time to
                                                  time on behalf of Customers.


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
The BB&T North Carolina Intermediate              Annual rate of twenty-five one-hundredths of
Tax-Free Fund                                     one percent (.25%) of the average daily net
                                                  asset value of the BB&T North Carolina
                                                  Intermediate Tax-Free Fund's Class A Shares
                                                  held of record by the Participating
                                                  Organization from time to time on behalf of
                                                  Customers.

The BB&T Balanced Fund                            Annual rate of twenty-five one-hundredths of
                                                  one percent (.25%) of the average daily net
                                                  asset value of the BB&T Balanced Fund's
                                                  Class A Shares held of record by the
                                                  Participating Organization from time to time
                                                  on behalf of the Customers.

The BB&T Small Company Growth Fund                Annual rate of twenty-five one-hundredths of
                                                  one percent(.25%) of the average daily net
                                                  asset value of the BB&T Small Company
                                                  Growth Fund's Class A Shares held of record
                                                  by the Participating Organization from time to
                                                  time on behalf of Customers.

The BB&T International                            Annual rate of twenty-five one-hundredths of
Equity Fund                                       one percent (.25%) of the average daily net
                                                  asset value of the BB&T International Equity
                                                  Fund's Class A Shares held of record by the
                                                  Participating Organization from time to time
                                                  on behalf of customers.


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BISYS FUND SERVICES                               ACCEPTED AND AGREED TO:
LIMITED PARTNERSHIP

By:  BISYS FUND SERVICES
(formerly The Winsbury Corporation)               BRANCH BANKING AND TRUST
     GENERAL PARTNER                              COMPANY

By:                                               By:
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    *  All fees are computed daily and paid monthly.



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